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                                                                    EXHIBIT 10.4



                             SUBORDINATION AGREEMENT

        THIS SUBORDINATION AGREEMENT ("AGREEMENT") dated as of May 13, 1999, is entered into by and among SANTA MONICA BANK, a California banking corporation ("SENIOR LENDER"), as LENDER under the Senior Loan Agreement (defined below), ZINDART LIMITED a Hong Kong corporation ("SUBORDINATED LENDER"), as lender under the Junior Loan Agreement (defined below), and INTERVISUAL BOOKS, INC., a California corporation ("IBI") and FFM ACQUISITION CORP., a California corporation to be known as Fast Forward Marketing, Inc. ("FFM"). IBI and FFM are sometimes individually and collectively referred to herein as "BORROWER," and any representations, warranties, covenants and agreements of "Borrower" contained in this Agreement shall apply to IBI and FFM on a joint and several basis.

1. DEFINITIONS. Unless otherwise defined herein, the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

               "EXTENDED STANDSTILL PERIOD" means a six (6) month period which shall commence upon written notice, or telephonic notice followed within one (1) business day by written notice, from Senior Lender to Subordinated Lender and Borrower during an existing Standstill Period that Senior Lender, concurrently with or prior to such notice, (i) is accelerating or has accelerated the payment of all of the Senior Debt, (ii) is terminating or has terminated Senior Lender's obligation to extend additional financial accommodations to Borrower under the Senior Loan Agreement and (iii) is commencing or has commenced exercising its rights under the Senior Loan Agreement; provided, however, that any Extended Standstill Period shall terminate at such time as when Senior Lender has discontinued the diligent exercise of its rights under the Senior Loan Agreement.

               "JUNIOR EVENT OF DEFAULT" means an Event of Default (as defined in the Junior Loan Agreement).

               "JUNIOR LOAN AGREEMENT" means that Loan and Security Agreement dated as of May 13, 1999, between Borrower and Subordinated Lender, any promissory notes issued pursuant thereto and all documents executed and delivered in connection therewith, as the same from time to time may be amended, supplemented, restated or otherwise modified in accordance herewith.

               "SENIOR EVENT OF DEFAULT" means an Event of Default (as defined in the Senior Loan Agreement).

               "SENIOR LOAN AGREEMENT" means that Loan Agreement dated as of May 13, 1999, between Borrower and Senior Lender, any promissory notes issued pursuant thereto and all documents executed and delivered in connection therewith, and any loan agreement pursuant to which the Senior Debt is refinanced, as any of the foregoing from time to time may be amended, supplemented, restated or otherwise modified in accordance herewith.

               "SENIOR DEBT" means (i) the principal amount of all indebtedness under the Senior Loan Agreement outstanding from time to time; (ii) all amounts due or to become due relating to the foregoing, including, without limitation, all interest, facility, commitment, prepayment and other fees, commissions, fees and costs of enforcement, amounts reimbursable and other liabilities (including interest, fees, professional fees and costs which would become due but for the operation of the Bankruptcy Code); (iii) any and all obligations pursuant to any amendment, refinancing, replacement, extension, renewal or refunding of the foregoing; and (iv) all loans, advances, liabilities and interest obligations owing by Borrower to Senior Lender following the commencement of a voluntary or involuntary bankruptcy



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proceeding under the United States Bankruptcy Code, as amended from time to time, or any replacement legislation (the "BANKRUPTCY CODE"); provided, however, that to the extent amounts described in clauses (i), (iii) and (iv) of this definition in the aggregate at any one time exceed the Senior Debt Cap, such excess amounts shall not be considered to be Senior Debt.

               "SENIOR DEBT CAP" means $3,000,000.

               "STANDSTILL PERIOD" means a period of time beginning on the effective date of the Standstill Notice or Default Notice, as applicable, and terminating on the earliest to occur of:

               (a) the one hundred thirty-fifth (135th) day following the date the Standstill Notice or Default Notice, as applicable, is given;

               (b)    Senior Lender's written consent to such termination; and

               (c)    the commencement of an Extended Standstill Period.

               "SUBORDINATED DEBT" means (i) all funded indebtedness of Borrower in favor of Subordinated Creditor (but excluding trade credit and contractual obligations owed by Borrower to Subordinated Creditor incurred in the ordinary course of business) including, without limitation, under the Junior Loan Agreement and any promissory notes issued pursuant thereto, and any increases, extensions, renewals or refinancings thereof and (ii) all amounts due or to become due relating to the foregoing, including, without limitation, all interest, facility, penalty, prepayment and other fees, commissions, fees and costs of enforcement, amounts reimbursable and other liabilities (including interest, fees, professional fees and costs which would become due but for the operation of the Bankruptcy Code).

2.      SUBORDINATION.

               (a) On the terms and conditions set forth below, the payment and performance, and Subordinated Lender's right to receipt thereof, of the Subordinated Debt is hereby subordinated to the full and final payment and performance, and Senior Lender's right to receipt thereof, of the Senior Debt. Subject to and except as set forth in SECTIONS 3 and 4 below, Subordinated Lender will not ask, demand, sue for, take or receive from Borrower, by setoff, banker's lien or in any other manner, the whole or any part of any monies which may now or hereafter be owing by Borrower, or any successor or assign of Borrower, including, without limitation, any receiver or trustee (the term "BORROWER" hereinafter shall include any such successor or assignee of Borrower), to Subordinated Lender, or be owing by any other person to Subordinated Lender under a guaranty or similar instrument, on account of the Subordinated Debt, nor any collateral security for any of the foregoing, unless and until (i) all Senior Debt, existing or hereafter arising, shall have been fully and finally paid in cash or on terms satisfactory to Senior Lender in its reasonable discretion and (ii) the Senior Loan Agreement shall have terminated.

               (b) The security interests and liens in and on the personal property assets of Borrower in favor of Senior Lender shall in all respects be first and senior security interests and liens, superior to any security interests and liens in and on the personal property assets of Borrower in favor of Subordinated Lender. Subordinated Lender shall have no right to possession of any such property or to foreclose upon any such property, whether by judicial action or otherwise, and all security interests in, liens on and other interests on or in the property of Borrower, any of Borrower's subsidiaries or any guarantor of any Senior Debt shall be held in trust by Subordinated Lender for the benefit of Senior Lender, unless and until (i) all of the Senior Debt shall have been fully and finally paid in cash and (ii) the Senior Loan Agreement shall have terminated.



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               (c)    Senior Lender acknowledges and agrees that to the extent
the terms and provisions of this Agreement are inconsistent with the terms and provisions of any of the indebtedness and other obligations constituting Senior Debt, the terms and provisions of this Agreement shall be controlling. Subordinated Lender acknowledges and agrees that, to the extent the terms and provisions of this Agreement are inconsistent with the terms and provisions of any of the indebtedness and other obligations constituting Subordinated Debt, the terms and provisions of this Agreement shall be controlling. The provisions of this SECTION 2 are for the purpose of defining the relative rights of Senior Lender, on the one hand, and Subordinated Lender, on the other hand, and nothing herein shall impair, as between Borrower and Subordinated Lender, the obligation of Borrower, which is unconditional and absolute, to pay to Subordinated Lender the principal of the Subordinated Debt, and premium, if any, and interest thereon in accordance with its terms and the provisions of the Junior Loan Agreement.

3.      PERMITTED PAYMENTS; PAYMENT BLOCKAGE.

               (a)    Notwithstanding anything to the contrary contained in
SECTION 2 above, but subject expressly to SECTION 3(B) below, Borrower shall be permitted to make, and Subordinated Lender shall be permitted to accept or receive, all regularly scheduled interest payments, repayments from time to time of the principal amount advanced from time to time under the Junior Loan Agreement but only to the extent that such repayments do not reduce the aggregate principal amount of the advances outstanding under the Junior Loan Agreement to an amount less than $2,000,000 (provided that such repayments shall be allowed in any amount during such times as the amount of the Obligations (as that term is defined in the Senior Loan Agreement) equals zero and if no Senior Event of Default exists at the time of such repayment or would result therefrom), closing fees, closing costs and other amounts which shall become due and owing under the Junior Loan Agreement when and as such amounts shall become due and payable, on an unaccelerated basis, in accordance with the terms thereof. The payments permitted to be made by Borrower under this SECTION 3(a) shall herein be collectively referred to as the "PERMITTED PAYMENTS."

               (b)    Notwithstanding anything to the contrary contained in this
SECTION 3 or elsewhere in this Agreement, Subordinated Lender shall not, after delivery to Subordinated Lender and Borrower of written notice from Senior Lender that (i) a payment default under the Senior Loan Agreement (a "SENIOR PAYMENT DEFAULT") shall have occurred and be continuing (a "SENIOR PAYMENT DEFAULT NOTICE") or (ii) a Senior Event of Default other than a Senior Payment Default has occurred and is continuing (a "BLOCKAGE NOTICE"), accept or receive any payment of any kind, including any Permitted Payment, of or on account of the Subordinated Debt, (A) in the case of any event described in clause (i) above, unless and until (1) such Senior Debt shall have been fully and finally paid in good funds and (2) the Senior Loan Agreement shall have terminated, such Senior Payment Default Notice shall have been rescinded by Senior Lender in writing, or Borrower shall have cured all Senior Events of Default to the satisfaction of Senior Lender, or (B) in the case of any event described in clause (ii) above, unless and until the expiration of the Blockage Period. After expiration of the period described in (A) or (B) in the preceding sentence, Subordinated Lender shall be entitled to receive all Permitted Payments not previously paid. Each Blockage Notice shall be effective as of the date of delivery thereof to Subordinated Lender and Borrower. Only one (1) Blockage Notice may be delivered within any 360 day period; provided, however, that Senior Lender may deliver an additional Blockage Notice if a new Senior Event of Default has occurred and is continuing and the result of such Senior Event of Default is to materially increase the risk of nonpayment of the Senior Debt. As used herein, a "BLOCKAGE PERIOD" means a period of time beginning on the delivery date of a Blockage Notice and terminating on the earliest to occur of:

                      (i) the one hundred thirty-fifth (135th) day following such date;



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                      (ii)   Senior Lender's written consent to such
termination; and

                      (iii) the cure to the reasonable satisfaction of Senior Lender of each Senior Event of Default which is the basis for the applicable Blockage Notice (such cure of each of the Senior Events of Default which is the basis for such Blockage Notice being deemed also to be a cure of any default under the Junior Loan Agreement arising as a result of the occurrence and continuance of any such Senior Event of Default).

               (c) Each delivery of a Senior Payment Default Notice or Blockage Notice, in either case in accordance with SECTION 3(b), shall be deemed to also constitute the delivery of a Standstill Notice.

Nothing contained in this Agreement shall (i) limit or affect the right of Senior Lender to deliver to Subordinated Lender a Senior Payment Default Notice subsequent to the delivery of a Blockage Notice if a Senior Payment Default shall have occurred or (ii) be deemed to preclude Subordinated Lender from exercising its rights pursuant to SECTION 5, including, without limitation, Subordinated Lender's right to file claims or proofs of claim and vote on a plan of reorganization.

4.      ENFORCEMENT RIGHTS AND STANDSTILL.

               (a) Upon the occurrence and during the continuance of a Junior Event of Default, Subordinated Lender shall deliver to each of Senior Lender and Borrower a written notice (a "DEFAULT NOTICE") which shall be deemed effective as of the date of receipt thereof by Senior Lender and Borrower and shall identify all Events of Default (as defined in the Junior Loan Agreement) known to Subordinated Lender as of the date Subordinated Lender delivers such notice. Upon the occurrence and during the continuance of a Senior Event of Default, Senior Lender may deliver to each of Subordinated Lender and Borrower a written notice (a "STANDSTILL NOTICE") which shall be deemed effective as of the date of receipt thereof by Subordinated Lender and Borrower and shall identify all Events of Default (as defined in the Senior Loan Agreement) known to Senior Lender as of the date Senior Lender delivers such notice. Following the effective date of any Default Notice or Standstill Notice, as applicable, Subordinated Lender may not accelerate the maturity of any Subordinated Debt or initiate or pursue any other remedies otherwise available to it, including, without limitation, suing Borrower on the Subordinated Debt, exercising any remedies with respect to collateral securing the Subordinated Debt or filing or participating in the filing of an involuntary bankruptcy petition against Borrower, until no Standstill Period or Extended Standstill Period shall be in effect.

               (b) Only one (1) Standstill Period shall occur within any 360 day period provided that Senior Lender may deliver an additional Standstill Notice if a new Senior Event of Default has occurred and is continuing and the result of such Senior Event of Default is to materially increase the risk of nonpayment of the Senior Debt, and the delivery of such Standstill Notice shall result in an additional Standstill Period.

               (c) Upon the termination of any Standstill Period or Extended Standstill Period then in effect, Subordinated Lender, at its sole election, may exercise any remedies (including, without limitation, acceleration of the maturity of the Subordinated Debt) available to it at such time under the Junior Loan Agreement or applicable law.

               (d) Each delivery of a Standstill Notice or Default Notice in accordance with SECTION 4(a) shall be deemed to also constitute the delivery of a Blockage Notice (if such Standstill Notice was given by Senior Lender due to (i) Senior Lender's receipt from Subordinated Lender of a Default Notice or (ii) the occurrence of one or more Senior Events of Default other than a Senior Payment Default) or a



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Senior Payment Default Notice (if such Standstill Notice was given by Senior
Lender due to the occurrence of a Senior Event of Default which is a Senior Payment Default, as applicable.

5. PRIORITY OF SENIOR DEBT. Except as otherwise expressly agreed to herein, all of the Senior Debt now or hereafter existing shall be first paid by Borrower before any payment shall be made by Borrower on the Subordinated Debt. This priority of payment shall apply at all times until all of the Senior Debt has been repaid in full. In the event of any assignment by Borrower for the benefit of Borrower's creditors, any bankruptcy proceedings instituted by or against Borrower, the appointment of any receiver for Borrower or Borrower's business or assets, or any dissolution or other winding up of the affairs of Borrower or of Borrower's business (any of the foregoing being referred to herein as an "INSOLVENCY EVENT"), then, and in all such cases, subject to the last sentence of this SECTION 5, Senior Lender shall be entitled to receive full and final payment in cash of any and all of the Senior Debt before Subordinated Lender shall be entitled to receive any payment on account of the Subordinated Debt, and to that end and in furtherance thereof: (a) all payments and distributions of any kind or character, whether in cash or property or securities (subject to the last sentence of this SECTION 5) in respect of the Subordinated Debt to which Subordinated Lender would be entitled if the Subordinated Debt were not subordinated pursuant to this Agreement, shall be paid to Senior Creditor and application to payment of the Senior Debt; (b) Subordinated Lender shall promptly file a claim or claims, on the form required in such proceedings, for the full outstanding amount of the Subordinated Debt, and shall use its best efforts to cause said claim or claims to be approved and all payments or other distributions in respect thereof (subject to the last sentence of SECTION 5) to be made directly to Senior Lender; (c) Subordinated Lender hereby irrevocably agrees that Senior Lender may in the name of Subordinated Lender, or otherwise, prove up any and all claims of Subordinated Lender relating to the Subordinated Debt; and (d) in the event that, notwithstanding the foregoing, any payment or distribution of any kind or character, whether in cash, properties or securities (subject to the last sentence of this SECTION 5), shall be received by Subordinated Lender on account of the Subordinated Debt before all of the Senior Debt has been fully and finally paid in cash, then such payment or distribution shall be received by Subordinated Lender in trust for and shall be promptly paid over to Senior Lender for application to the payments of amounts due on the Senior Debt until all amounts due on the Senior Debt shall have been fully and finally paid in cash. Notwithstanding anything to the contrary herein, Subordinated Lender may retain securities distributed to it pursuant to (i) a plan of reorganization under a case dismissed under Chapter 11 of the Bankruptcy Code and (ii) any arrangement, reorganization, adjustment, relief, composition or other work-out if the terms of such securities are subordinated and junior to the Senior Debt at least to the extent that the Subordinated Debt is subordinated and junior to the Senior Debt.

6. SUBORDINATED LEGEND; DELIVERY OF NOTES; BOOKS AND RECORDS. Subordinated Lender agrees that if part or all of the Subordinated Debt is evidenced, now or in the future, by a promissory note or other instrument, Subordinated Lender shall place or cause to be placed on its face a legend stating that the payment thereof is subject to the terms of this Agreement and is subordinate to the payment of all the Senior Debt. Subordinated Lender agrees to deliver to Senior Lender a certification in form requested by Senior Lender; and, at any time during the term of this Agreement, at Senior Lender's request, to deliver the original promissory note or instrument to Senior Lender. Subordinated Lender agrees to mark all books of account in such manner as to indicate that payment thereof is subordinated pursuant to the terms of this Agreement. Subordinated Lender agrees to execute any recordable subordination agreements, financing statement amendments or other documents reasonably required by Senior Lender to provide notice to others of this Agreement, and agrees to the recording of any such documents as Senior Lender may require.

7. DISCRETION OF SENIOR LENDER; WAIVER OF MARSHALING. Subordinated Lender agrees that Senior Lender shall have absolute power and discretion, without notice to Subordinated Lender, to deal in any manner with the Senior Debt, including interest, costs and expenses payable by Borrower to Senior



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Lender, and any security and guaranties therefor including, but not limited to, release, surrender, extension, renewal, acceleration, compromise or substitution. Subordinated Lender hereby waives and agrees not to assert against Senior Lender any rights which a guarantor or surety could exercise; but nothing in this Agreement shall constitute Subordinated Lender a guarantor or surety. Subordinated Lender hereby waives the right, if any, to require that Senior Lender marshal, or otherwise proceed to dispose of or foreclose upon, collateral Senior Lender may have in any manner or order.

8. TERMINATION OF SENIOR LOAN AGREEMENT. If, at any time hereafter, Senior Lender shall, in its own judgment, determine to discontinue the extension of credit to or on behalf of Borrower, Senior Lender may do so. This Agreement, the obligations of Subordinated Lender owing to Senior Lender, and Senior Lender's rights and privileges hereunder shall continue until payment in full of all of the Senior Debt by Borrower and termination of the Senior Loan Agreement notwithstanding any action or non-action by Senior Lender with respect to the Senior Debt or with respect to any collateral therefor or any guaranties thereof.

9. SUBORDINATED LENDER'S COMPLIANCE WITH LIMITATIONS ON ENFORCEMENT. Subordinated Lender further agrees that in case Subordinated Lender should, contrary to the provisions of this Agreement, take or join in any exercise of remedies or other legal action contrary to this Agreement, at any time prior to the payment in full of all of the Senior Debt, Senior Lender shall be entitled to have the same vacated, dissolved and set aside by such proceedings at law, or otherwise, as Senior Lender may deem proper, and this Agreement shall be and constitute full and sufficient grounds therefor and shall entitle Senior Lender to become a party to any proceedings at law, or otherwise, initiated by Senior Lender or by any other party, in or by which Senior Lender may deem it proper to protect its interests hereunder. Subordinated Lender agrees that if Subordinated Lender violates this Agreement, Subordinated Lender shall be liable to Senior Lender for all losses and damages sustained by Senior Lender by reason of such breach.

10. LIMITATIONS ON MODIFICATIONS OF SUBORDINATED DEBT. Subordinated Lender hereby agrees that until all Senior Debt shall have been fully and finally paid in full and the Senior Loan Agreement terminated, Subordinated Lender shall not, without the written consent of Senior Lender: (i) convert or enter into an agreement to convert all or any portion of the Subordinated Debt into capital stock of Borrower or other equity interests of Borrower; (ii) enter into any compromise, forgiveness or composition of the Subordinated Debt; or (iii) modify the terms of the Subordinated Debt if such modification is materially adverse to the interests of Borrower.

11. REPRESENTATION, WARRANTIES AND AGREEMENTS OF SUBORDINATED LENDER. Subordinated Lender represents and warrants that Subordinated Lender has not previously subordinated the Subordinated Debt for the benefit of any other party, and agrees that any such subordinations hereafter executed shall be expressly made subject and subordinate to the terms of this Agreement. Subordinated Lender further warrants having established with Borrower adequate means of obtaining, on an ongoing basis, such information as Subordinated Lender may require which may affect the ultimate satisfaction by Borrower of the Subordinated Debt. Senior Lender shall have no duty to provide any such information to Subordinated Lender.

12. SUCCESSORS AND ASSIGNS. Subordinated Lender may assign all or any part of the Subordinated Debt to the extent permitted by the Junior Loan Agreement; provided, however, this Agreement shall be binding upon the successors and assigns of Subordinated Lender, and shall inure to the benefit of Senior Lender's successors and assigns.

13. GOVERNING LAW. This Agreement and all rights and liabilities of the parties hereto shall be governed as to validity, interpretation, enforcement and effect by the laws of the State of California.



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14.     EXPENSES. In the event of any dispute under this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees end costs whether or not suit is brought.

15. TERMINATION. This Agreement shall remain in full force and effect and may not be terminated or otherwise revoked by Subordinated Lender until the date the Senior Debt shall have been fully paid and all commitments under the Senior Loan Agreement shall have been terminated.

16. JURY TRIAL WAIVER. EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.







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Dated: May 13, 1999                     SENIOR LENDER:


                                        SANTA MONICA BANK,
                                        a California banking corporation


                                        /s/ Sam Kunanski, EVP
                                        ----------------------------------------
                                        (Print Name, Title)


Dated: ______________________           SUBORDINATED LENDER:


                                        ZINDART LIMITED, a Hong Kong corporation


                                        /s/
                                        ----------------------------------------
                                        (Print Name, Title)

Each of the undersigned, being a Co-Borrower named in the foregoing Agreement, accepts and consents to such Agreement, and agrees to be bound by all of the provisions thereof and to recognize all priorities and other rights granted thereby to SANTA MONICA BANK and to ZINDART LIMITED and to pay the Senior Debt and the Subordinated Debt only in accordance therewith.

Dated: ______________________           CO-BORROWERS:


                                        INTERVISUAL BOOKS, INC., a California
                                        corporation

                                        /s/ Waldo H. Hunt, Chairman and CEO
                                        ----------------------------------------
                                        (Print Name)


                                        FFM ACQUISITION CORP., a
                                        California corporation to be
                                        known as Fast Forward
                                        Marketing, Inc.

                                        /s/ Dan Reavis, President
                                        ----------------------------------------
                                        (Print Name)